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

                       MRAC 1996-C1

Property Name                          Property Address             City              State   ZIP Code

Harbour Point MHP                   4000 East 134 Street           Chicago            IL      60603

Raphael Hotel                       201 East Delaware Place        Chicago            IL      60611

Franks #167                         1850 Irving Park Rd.           Schaumburg         IL      60193

Franks #106                         1600 S. Milwaukee              Libertyville       IL      60048

Franks #140                         195 S. Rand Rd.                Lake Zurich        IL      60047

Franks #163                         5701 E. Northwest Highway      Crystal Lake       IL      60014

Tiberon Trails Apts.                1240 52nd Street               Merrillville       IN      46410

Acacia Park Resort Apts.            5280 Little Mountain Dr.       San Bernardino     CA      92407

Holiday Inn Maingate                1850 S. Harbor Blvd.           Anaheim            CA      92802

Mariposa Plaza                      18175-18255 Brookhurst St.     Fountain Valley    CA      92708

Mountain Shadows Care Center        2667 West El Norte Parkway     Escondido          CA      92026

Central Valley Plaza Office Bldg.   3838 Camino Del Rio North      San Diego          CA      92108

County Square                       7965-7993 Sierra Ave.          Fontana            CA      92335

La Pico Plaza                       7601-7629 White Oak Ave. &     Reseda             CA      91335
                                    17703-17713 Saticoy St.

1001 Dove Street                    1001 Dove Street               Newport Beach      CA      92660

Madison Avenue Building             27230 Madison Ave.             Temecula           CA
92590

Sunrise Village Apartments          301 East Sands Ave.            Las Vegas          NV      89109

Rainbow Dunes S. C.                 3405 S. Rainbow Blvd.          Las Vegas          NV
89103

Clearview MHP                       Butte Street                   West Wendover      NV      89883

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This list was provided to PPM of America along with a
location map for each property.

The location maps provided to prospective investors are omitted from this filing.